Exhibit 4.16

SECOND SUPPLEMENTAL INDENTURE
8.125% Senior Secured Notes due 2029
8.375% Senior Secured Notes due 2032

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 21, 2025, among NGL Crude Assets and Marketing, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary (or a permitted successor thereof) of NGL Energy Operating LLC (“NGL LP”), a Delaware limited liability company, or NGL Energy Finance Corp. (“Finance Corp.,” and, together with NGL LP, the “Issuers”), a Delaware corporation, the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of February 2, 2024, as amended by the Supplemental Indenture, dated as of April 29, 2024 (collectively, the “Indenture”), providing for the issuance of 8.125% Senior Secured Notes due 2029 (the “2029 Notes”) and 8.375% Senior Secured Notes due 2032 (the “2032 Notes,” together with the 2029 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes of each series and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, Section 9.01(9) of the Indenture provides in part that the Indenture may be amended or supplemented without the consent of any Holder of Notes to add any additional Guarantor;

WHEREAS, pursuant to Section 9.01 of the Indenture the Issuers have requested the Trustee to join the Issuers and the Guarantors in the execution and delivery of this Supplemental Indenture in order to amend the Indenture as permitted by Section 9.01(9) of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes of each series as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

3.EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, the Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes of each series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE

6.COUNTERPARTS. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Indenture for all purposes.

7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 21, 2025

NGL CRUDE ASSETS AND MARKETING, LLC

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

NGL ENERGY OPERATING LLC

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Second Supplemental Indenture]

GUARANTORS:

ANTICLINE DISPOSAL, LLC
AWR DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
CHOYA OPERATING, LLC
DISPOSALS OPERATING, LLC
GGCOF HEP BLOCKER, LLC
GGCOF HEP BLOCKER II, LLC
GRAND MESA PIPELINE, LLC
GSR NORTHEAST TERMINALS LLC
HILLSTONE ENVIRONMENTAL PARTNERS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL DELAWARE BASIN HOLDINGS, LLC
NGL ENERGY GP LLC
NGL LIQUIDS, LLC
NGL MARINE, LLC
NGL RECYCLING SERVICES, LLC
NGL SHARED SERVICES HOLDINGS, INC.
NGL SHARED SERVICES, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER PIPELINES, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS - ORLA SWD, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS PRODUCT SERVICES, LLC

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer
[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

[Signature Page to Second Supplemental Indenture]